Exhibit 99.5
December 28, 2004

Mr. Michael Jordan
6320 S.W. 32nd Street
Miramar, Fl 33023-5004

Dear Mr. Jordan:

This will confirm the terms under which you will be paid for providing assistance as a consultant in connection with our acquisition of Ariel Way, Inc. We have agreed that upon our acquisition of such firm you shall be issued 499,342 shares of our common stock which shall be registered on Form S-8 prior to issuance and shall not be subject to restrictions on transfer. If such acquisition is not completed no fee shall be due you.

You acknowledge that it is your responsibility to obtain your own legal and tax advice with respect to this agreement and the transaction contemplated hereby and acknowledge that Joel Bernstein, Esq. has represented only Netfran in connection with this agreement and not you.

If the foregoing accurately sets forth the full and complete terms of our agreement, please so confirm by signing in the place indicated below and returning to the undersigned for its records at which time this shall constitute a legally binding agreement between us.

Yours very truly,

NETFRAN DEVELOPMENT CORP.
By: s/ Elliot Krasnow, President

THE ABOVE IS CONFIRMED:

s/ Michael Jordan